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                                                                    EXHIBIT 2.3



                    [Northern Trust Corporation Letterhead]



                                August 24, 1994



Mr. John K. Moore
Mr. W. H. Hicks
Beach One Financial Services, Inc.
755 Beachland Boulevard
Vero Beach, Florida 32963

Gentlemen:

     This letter will confirm the agreement between Northern Trust Corporation ("NTC") and Beach One Financial Services, Inc. (the "Company") to further amend the Agreement and Plan of Reorganization between NTC and the Company dated as of December 20, 1993 and heretofore amended on February 9, 1994 (the "Agreement").

     In consideration of the continuing covenants and obligations of the parties pursuant to the Agreement as herein amended, the parties hereto covenant and agree as follows:

          1. Section 1.4 of the Agreement is amended by changing the date of September 30, 1994 in the last sentence thereof to December 31, 1994.

          2. Section 4.1 of the Agreement is amended by changing the phrase "a cash dividend" in clause (e) of the second sentence thereof to the phrase "cash dividends" and changing the amount of $850,000 in said clause to $1,062,500.

          3. Section 4.3 of the Agreement is amended by changing the date of May 30, 1994 in the first sentence thereof to December 31, 1994.

          4. Section 7.4 of the Agreement is amended by changing the date of September 30, 1994 in clause (b)(i) thereof to December 31, 1994.

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Mr. John K. Moore
Mr. W. H. Hicks
August 24, 1994
Page 2

     In accordance with the requirements of the Agreement, the amendments set forth above are subject to ratification by the respective Boards of Directors of NTC and the Company and shall be submitted to each such Board at its next meeting for ratification.

     Please conform your agreement to the foregoing by signing and returning one copy of this letter.

                                    Sincerely,

                                    NORTHERN TRUST CORPORATION


                                    By: /s/  David W. Fox
                                        ---------------------------
                                             David W. Fox
                                             Chairman

AGREED:

BEACH ONE FINANCIAL SERVICES, INC.


By: /s/  John K. Moore
   -------------------------------
         John K. Moore
         Chairman of the Board



By: /s/  W. H. Hicks
   -------------------------------
         W. H. Hicks
         President